UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2012
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
 Oxford, Massachusetts 01540
 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee (the “Committee”) of the Board of Directors of IPG Photonics Corporation (the “Company”) has taken the actions described below relating to the compensation of the “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K, of the Company as of December 31, 2011 and certain other executive officers of the Company.

On February 13, 2012, the Committee approved incentive payouts for 2011, merit increases in base salaries and determined performance measures and target incentive payouts for 2012 for the named executive officers and other executive officers.

The Committee reviewed the financial performance of the Company in 2011 against the Company’s Senior Executive Short-Term Incentive Plan (the “STIP”) for fiscal year 2011. Based upon the financial performance of the Company in 2011 and individual performances of the executives, the Committee approved the payments below in accordance with the 2011 STIP.  Because the strong financial performance in 2011 exceeded both of the maximum financial targets in the 2011 STIP, the incentive payments to the executives increased as determined by linear interpolation. The 2011 STIP were subject to a cap of 225% of base salary for the Chief Executive Officer and 150% of base salary for the other named executive officers, however the caps were not met in 2011.

Name and Title	2011 STIP Payout
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	$808,306
Timothy P.V. Mammen, Chief Financial Officer and Vice President	$421,623
Eugene Scherbakov, Ph.D., Managing Director of IPG Laser GmbH and Director	€350,611
Angelo P. Lopresti, General Counsel, Secretary and Vice President	$402,458
Alexander Ovtchinnikov, Ph.D., Vice President- Components	$375,173

The Compensation Committee also awarded a discretionary bonus of $31,997 to Mr. Lopresti for his performance, including the management of legal matters involving the Company.

In accordance with the employment agreements with such executive officers, the Committee annually reviews each executive's performance and base salary in light of comparable date from peer companies, the Company’s performance and growth, and the executive's performance. As a result, the Committee determined to increase the salaries as set forth below.  The table sets forth the base salaries for 2012 for each named executive officer:

Name and Title	Old Base Salary	New Base Salary
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	$414,000	$472,000
Timothy P.V. Mammen, Chief Financial Officer and Vice President	$324,500	$340,725
Eugene Scherbakov, Ph.D., Managing Director of IPG Laser GmbH and Director	€270,000	€283,350
Angelo P. Lopresti, General Counsel, Secretary and Vice President	$309,750	$325,200
Alexander Ovtchinnikov, Ph.D., Vice President- Components	$288,750	$303,000

On February 13, 2012, the Committee approved annual targets and incentive payouts for the named executive officers and other executive officers for fiscal year 2012 under the 2006 Incentive Compensation Plan, as amended.  The Committee established an incentive from which cash awards for 2006 performance would be made equal to three percent of the Company’s earnings before interest and taxes for the 2012 performance period. The maximum percentage of the cash incentive pool that may be paid in the form of cash awards for the 2012 performance period to any plan participant cannot exceed thirty percent of the cash incentive pool.

The Committee established short term incentive plan guidelines, including two financial performance measures, net sales and earnings before interest and taxes (excluding equity-based compensation expenses and expenses for certain litigation matters), each as determined under the short term incentive plan, and assigned a 50% weighting factor to each performance measure.  The Committee chose to focus on revenue growth and pretax profits so that our executive officers would be incentivized to deliver the types of growth that benefit our stockholders, namely increasing sales and profitability.

Upon the achievement of the objectives for each financial performance measure determined by the Committee, the Chief Executive Officer could receive a cash incentive payment ranging from 18.75% to 112.5% of his base salary, and other participants in the STIP could receive a cash incentive payment ranging from 12.5% to 75.0% of their respective base salaries, based upon achievement of the minimum to maximum objectives for both measures.  The financial objectives are the same for all executive officers.  No cash incentive payments for financial performance measures would be made unless both minimum financial targets established by the Committee in 2012 are met.

The Chief Executive Officer and the other named executive officers are also eligible in 2012 under the short term incentive plan to receive awards of up to an additional 25.0% and 16.7% of their respective base salaries, respectively, based upon their individual performance.  It is a condition to the payment of the individual performance awards that the minimum objectives for both financial measures be achieved.

The target award including both financial and individual performance measures is 100.0% of base salary for the Chief Executive Officer and 67.0% of the respective base salaries for the other participants.  The maximum possible payouts under the STIP for both financial and individual performance measures are 225.0% of base salary for the Chief Executive Officer and 150.0% for the other named executive officers.

Under the short term incentive plan, the Committee may make adjustments to our overall corporate performance goals and the ways that our actual performance results are calculated that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation or changes in accounting or taxation standards. These adjustments also may exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions or divestitures.

On February 13, 2012, the Committee granted to certain executive officers non-qualified stock options and restricted stock units under the 2006 Incentive Compensation Plan. The stock options have an exercise price equal to $58.65 per share and expire February 13, 2022.  The table below sets forth the stock options and restricted stock units granted and the vesting terms for each named executive officer:

Name	Stock Options (1)	Restricted Stock Units (1)
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	0	0
Timothy P.V. Mammen, Chief Financial Officer and Vice President	12,500	2,050
Eugene Scherbakov, Ph.D., Managing Director of IPG Laser GmbH and Director	12,500	2,050
Angelo P. Lopresti, General Counsel, Secretary and Vice President	11,750	1,920
Alexander Ovtchinnikov, Ph.D., Vice President- Components	11,750	1,920

(1)	Vesting in four equal quarterly installments commencing on March 31, 2016.

Historically, the Chief Executive Officer has not received annual grants of stock options or restricted stock because, as the Company’s founder and the holder of a large number of common stock of the Company, he has the perspective of an owner with a significant financial stake in the Company.

Item 8.01	Other Events

Certain directors and officers of IPG Photonics Corporation (the “Company”) adopt from time to time pre-arranged trading plans (each, a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a plan or contract for pre-arranged sales of Company securities under specified conditions and at specified times. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information.

The Plan adopted by Dr. Alex Ovtchinnikov, the Company’s Vice Present – Components, provides for the sale of up to a total of 68,686 shares, including shares acquired upon exercise of stock options, over a period ending February 2013, unless terminated sooner in certain circumstances, subject to minimum price thresholds.

The Plan adopted by Dr. George BuAbbud, the Company’s Vice President – Telecommunications, provides for the sale of up to a total of 15,000 shares, including shares acquired upon exercise of stock options, over a period ending March 2013, unless terminated sooner in certain circumstances, subject to minimum price thresholds.

The Company does not undertake to report Plans that may be adopted by any directors or officers of the Company in the future, or to report any modification or termination of any Plan, except to the extent required by law.

Item 9.01	Financial Statements and Exhibits

None

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
February 21, 2012	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Vice President, General Counsel & Secretary